Exhibit 10.6

CROWN Beverage Packaging USA One Crown Way Philadelphia, PA 19154-4599 tel: 215-698-5100
     June 21, 2006

AMENDMENT #2	Cadbury Schweppes Bottling Group, Inc.
CROWN Cork & Seal USA, Inc (“Crown”) is pleased to offer this Amendment #2 to the June 15, 2004 Agreement (as previously amended on August 25, 2005) between Crown and Dr Pepper/Seven Up Bottling Group, Inc. (“Dr Pepper/Seven Up”) now known as Cadbury Schweppes Bottling Group Inc. (“Cadbury”) for the supply of aluminum 12 ounce beverage cans and ends (“Containers”). The purpose of this Amendment #2 is to include additional Cadbury filling locations into the Agreement and to revise certain other provisions of the Agreement as described below:
LOCATIONS & VOLUMES: In addition to the Cadbury filling locations included in the current Agreement (as previously amended), Crown shall supply and Cadbury agrees to purchase from Crown, *% of their Container requirements for the following Cadbury filling locations beginning Monday, July 17, 2006:

Location	Estimated Annual Volumes
Denver, CO	*
Louisville, KY	*

Total Additional Volume	*
If any of the Cadbury can filling locations supplied under the Agreement as amended herein are closed and volume is moved to a replacement filling location, Crown shall have the right to supply such relocated Container volume at the replacement filling location pursuant to the terms of the Agreement.
CROWN Cork & Seal USA, Inc.

*Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

PRICING: The current prices under the amended Agreement (as of April 1, 2006) for the cans and ends supplied by Crown are:

	with SuperEnd ®	with LOE Ends
12 ounce can bodies	$*	$*
202 diameter ends	$*	$*

Total Container	$*	$*
* the selling prices * will be * as follows:

	With SuperEnd ®	with LOE Ends
12 ounce can bodies	$*	$*
202 diameter ends	$*	$*

Total Container	$*	$*
*
The above “Base Prices” shall be adjusted as described in the amended Agreement. Base coated can bodies require an upcharge of * per thousand cans.
PAYMENT TERMS: As in the current Agreement, payments for Containers supplied under the amended Agreement shall be due net * days from the date of invoice - no cash discounts will be allowed.
SUPER-ENDS ® : Conversion of the Denver and Louisville filling locations from “LOE” to “Super-End ® ” ends shall be completed on a mutually agreeable schedule; however, such conversions shall be completed no later than December 31, 2006. * agrees to * required to convert the Denver and Louisville locations to Super-End ®. Seamer overhaul and repair costs *.

*	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

FREIGHT: The above prices include freight delivery costs to the various Cadbury filling locations. Cadbury may use its own fleet of trucks to pick-up cans and/or ends at the Crown manufacturing facilities and Crown shall give a freight allowance equal to its cost to deliver by commercial carrier. Crown intends to supply can bodies to the various Cadbury filling locations from the following can manufacturing facilities:

Cadbury	Crown’s Can Supply
Filling Locations	Location (& Back-up)

Denver, CO	*
Louisville, KY	*
PRICE CHANGES:The Base Prices shall be adjusted pursuant to the provisions of the current amended Agreement *.
CONFIDENTIALITY:Cadbury and Crown agree to maintain strict confidentiality regarding the contents of this Amendment #2 including pricing and all other terms set forth herein.
OTHER TERMS AND CONDITIONS: Except as specifically modified by this Amendment #2, all other terms and conditions of the amended Agreement shall remain in full force and effect

*	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.
(Signature page follows.)

If you are in agreement with the provisions of this Amendment #2 as set forth above, please sign in the space provided below and return one original copy to Crown.

CROWN Cork & Seal USA, Inc.

By:	/s/

Title:

CADBURY SCHWEPPES BOTTLING GROUP, INC.

By:	/s/

Title: